Exhibit 10.42

TECHNOLOGICAL COOPERATION AGREEMENT

This Agreement (hereinafter the “Agreement”) is agreed to on the 16th of May 2013 between:

VAST SOLAR Pty Ltd, (hereinafter “VAST SOLAR”), an Australian Corporation, with its head registered office located at [***], represented by Mr. Andrew WANT, its Chief Executive Officer, duly entitled to commit VAST SOLAR;

and

MSSA SAS, (hereinafter “MSSA”), a French Company (“societe par actions simplifiee”), with its head registered office located at [***], registered on the Trade and Companies Register of CHAMBERY (France) under number 410 219 042, represented by Mr. Bruno GASTINNE, its President, duly entitled to commit MSSA.

RECITALS

WHEREAS, MSSA is a producer of sodium metal having capacities to supply bulk sodium metal worldwide in large quantities.

WHEREAS, MSSA has created, built up and developed an original technical know-how (hereinafter the “MSSA Technology”) including but not limited to bulk sodium metal transportation and use at final users’ facility.

WHEREAS, VAST SOLAR is a technically skilled and experienced provider of technology and engineering services for implementation of Concentrated Solar Power (CSP) facilities based on metallic sodium heat transfer media.

WHEREAS, VAST SOLAR is willing to develop its CSP technology and enhance its services to final customers implementing CSP facilities using MSSA’s technical support.

WHEREAS, the Parties desire to work together on CSP facilities projects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agreed that:

AGREEMENT

SECTION I: DEFINITIONS

(a)	Affiliate. The term “Affiliate” as used herein shall mean any wholly or majority owned subsidiary of each Party, and any person, firm, corporation, or other legal entity, affiliated with or under the common control of or with each Party, its shareholders, managers, directors, or subsidiaries.

(b)	Agreement. The term “Agreement” as used herein shall mean the present agreement.

(c)	Amendment. The term “Amendment” as used herein shall mean any amendment to this Agreement.

(d)	Basic Engineering. The term “Basic Engineering” as used herein shall mean the totality of the engineering services set forth in Appendix 1, including the documents set forth therein.

(e)	Confidential Information. The term “Confidential Information” as used herein shall mean all business or technical information and material, whether oral, written, electronic, magnetic, or stored via other media, relating directly or indirectly to MSSA’s or VAST SOLAR’s past, present or future research, development, or business activities or its methodologies, strategies, or operational information, which is disclosed to or obtained by Receiving Party, regardless of whether it is marked as “confidential” or “proprietary”, duly listed in the monthly written list of Confidential Information exchanged by the Parties in execution of Section II of this Agreement. Confidential Information includes, without limitation, all of the following: structures; models; techniques; processes; compositions; formulas; designs; drawings; specifications; techniques; models; data; documentation; diagrams; flow charts; research; development; procedures; “know-how”, photographs, circuits, existing or new product or exiting or new technology information; product prototypes; product copies; manufacturing, development, or marketing techniques and materials; development or marketing timetables; strategies and development plans; customer, supplier, vendor, employee and other personnel lists and other information related to customers, suppliers, vendor, and employees or other personnel; pricing policies and financial information and other information of a similar nature; strategic goals, plans, and initiatives; strategic partnership alliances and other alliances; information capable of being embodied in a patent application or copyright application or any international equivalent thereof; process description and production parameters, technical description and potential suppliers of equipment, cost of utilities and raw materials, cost of manpower, cost of structure, cost of implementation, cost of infrastructure, cost of financing, cost of insurance, taxes, environmental permits and systems, existing equipment; and any other trade secret or nonpublic business information whether or not reduced to writing or other tangible form.

(f)	Disclosing Party. The term “Disclosing Party” as used herein shall mean the Party disclosing or otherwise revealing Confidential Information under the terms of this Agreement.

(g)	Effective Date. The term “Effective Date” as used herein shall mean the date this Agreement is agreed on and stated in the first page of this Agreement.

(h)	Exhibit. The term “Exhibit” as used herein shall mean any exhibit attached to this Agreement.

(i)	Extension Period. The term “Extension Period” as used herein shall mean any extension period of 2 years as stated in section V.

(j)	Final User. The term “Final User” as used herein shall mean any company having entered into a final, binding written agreement with VAST SOLAR in order to implement a Project.

(k)	Initial Period. The term “Initial Period” as used herein shall mean the term of five years commencing upon the Effective Date.

(l)	MSSA. The term “MSSA” as used herein shall mean MSSA SAS and Affiliates.

(m)	MSSA Patents. The term “MSSA Patents” means and includes all patent applications heretofore filed by MSSA, and any patents issued as a result thereof, and any foreign counterparts thereof, and any continuations, continuations-in-part, divisionals, reissues or reexaminations thereof; however, intellectual property excluded from or not granted under a final patent to MSSA shall not be included in the term MSSA Patents..

(n)	MSSA Technology. The term “MSSA Technology” as used herein shall mean all technology embodied in the Sodium technical support developed by MSSA at the date of signature of the Agreement or the process or equipment for manufacturing, packing and transporting same, together with any and all improvements, enhancements, modifications, alterations or additions thereof, and all patents and patent applications, copyrights, trade secrets, confidential information, know-how, and other intellectual or intangible property of all kinds which are associated therewith, including, without limitation, MSSA Confidential Information, and MSSA Patents (including any of the information and teachings within the MSSA Patents).

(o)	Party. The term “Party” as used herein shall mean VAST SOLAR or MSSA, individually.

(p)	Parties. The term “Parties” as used herein shall mean VAST SOLAR or MSSA, collectively.

(q)	Person. The term “Person” as used herein shall include any individual, corporation, partnership, joint venture, or other legal or commercial entity.

(r)	Plant. The term “Plant” as used herein shall mean the plant to be built by the Final User for the Project implementation.

(s)	Project(s). The term “Project” as used herein shall mean a binding, final contract between VAST SOLAR and a customer to provide equipment and/or engineering services for the development of a CSP facility, where the Final User will use sodium as its heat transfer media.

(t)	Receiving Party. The term “Receiving Party” as used herein shall mean the Party receiving Confidential Information under the terms of this Agreement.

(u)	Representatives. The term “Representatives” as used herein shall mean the directors, officers, employees, counsel, consultants or agents of each Party.

(v)	Schedule. The term “Schedule” as used herein shall mean any Schedule attached to this Agreement.

(w)	Section. The term “Section” followed by the section number as used herein shall mean the corresponding section of this Agreement.

(x)	VAST SOLAR. The term “VAST SOLAR” as used herein shall mean VAST SOLAR and its Affiliates and their Representatives.

SECTION II: NON DISCLOSURE AGREEMENT

II.1	Exchange of Confidential Information. The Parties will disclose in good faith to each other Confidential Information, including especially but not limited to, process description and production parameters, technical description and potential suppliers of equipment, cost of utilities and raw materials, cost of manpower, cost of structure, cost of implementation, cost of infrastructure, cost of financing, cost of insurance, taxes, environmental permits and systems, existing equipment, marketing and sales plans.

II.2	Obligations of the Parties. In order to protect both VAST SOLAR and MSSA with respect to the disclosure of Confidential Information, Confidential Information will be disclosed to the other Party under the following terms and conditions:

⮚	Any party receiving Confidential Information (“Receiving Party”) from the other party (“Disclosing Party”) shall use it only for the purpose of this Agreement and keep in strictest confidence the Confidential Information and shall not disclose the Confidential Information to any third party or use it except as expressly authorized by prior written consent of the Disclosing Party in each instance or as expressly permitted under this Agreement. Each Party shall only disclose or distribute Confidential Information within its own organization and to its Representatives as is reasonably necessary to carry out the intent of this Agreement. Any of each Party’s respective Representatives to whom any Confidential Information is disclosed or distributed shall have acknowledged the confidentiality of the Confidential Information in writing and shall have agreed to maintain its confidentiality.

⮚	The Receiving Party shall use its best efforts to ensure that all of its Representatives to whom the Confidential Information is disclosed take all reasonable precautions to safeguard and preserve the confidential status of the Confidential Information. Receiving Party shall promptly notify Disclosing Party of any items of Confidential Information prematurely or inappropriately disclosed, or disclosed in breach of this Agreement.

⮚	The Receiving Party undertakes to make its best efforts in order to:

(i) limit the number of copies made of any items of the Disclosing Party Confidential Information which are in documentary or other tangible form to that number reasonably necessary for the purposes contemplated hereby; and

(ii) not to remove any confidentiality legend on items of the Disclosing Party Confidential Information which are in documentary or other tangible form. The Receiving Party shall not undertake any searches or surveys for the sole purpose of attempting to negate the confidential nature of Disclosing Party Confidential Information.

The Receiving Party’s obligation stated in Section 11.1 shall not apply to Confidential Information that: (i) is or becomes part of the public domain through no fault of the Receiving Party; (ii) was in the lawful and unrestricted possession of Receiving Party prior to the information being disclosed by Disclosing Party as evidenced by the written records of the Receiving Party, (iii) has been received lawfully and in good faith by Receiving Party from a third party who did not derive it from Disclosing Party and who did not derive it in breach of any confidentiality obligation of the third party; or (iv) has been independently developed by Receiving Party without reference to, use of, or otherwise utilizing the Confidential Information.

II.3	No rights granted. The Confidential Information communicated hereunder shall be on loan only to the receiving Party on the terms of this Agreement, and the Parties acknowledges and agrees that as between themselves the Confidential Information and any copies thereof disclosed by one Party to the other hereunder remain the property of the Disclosing Party, and that nothing in this Agreement shall be construed as granting to the Receiving Party any patent, copyright or design licence, or rights of use under similar industrial property rights which may now or hereafter exist in the Confidential Information and no right of use of the Confidential Information is granted to the Receiving Party except for the purpose of this Agreement, for the duration of this Agreement or by the termination or inapplicability of the confidentiality and non-use obligations set forth in the present Section II.

II.4	No warranty on the Confidential Information. Each Party will disclose to the other as much as Confidential Information as each Party, in its sole judgement, deems necessary for the specific purpose of the Agreement. No Party makes any warranty or representation (and none is to be implied or relied upon by the other Party) as to the sufficiency or accuracy of Confidential Information or the use thereof, not shall it incur any responsibility, liability or obligation by reason of the communication of the Confidential Information.

II.5	Communication of Confidential Information prior to the signature of this Agreement. The confidentiality and non-use obligations set forth in this Section II shall apply to the Confidential Information that might have been communicated by one Party to the other Party prior to the date of this Agreement provided that it was communicated for the purpose of this Agreement and listed on the monthly listing of the Confidential Information to be communicated in execution of this Agreement.

II.6	Use of Confidential Information. The Confidential Information shall be used by the Receiving Party only for the purpose of this Agreement, and especially of Section III,

II.7	Formal Requests to Disclose. In the event that Receiving Party receives a request to disclose any Confidential Information (or disclose the fact that Receiving Party has received such Confidential Information) via a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction, or by a regulatory or governmental body of competent jurisdiction, Receiving Party shall:

(i)	immediately notify Disclosing Party of the existence, terms and circumstance surrounding such a request;

(ii)	consult with Disclosing Party on the advisability of taking legal available steps to resist or narrow such request;

(iii)	if disclosure of such Confidential Information is required, furnish only that portion of the Confidential Information, or other requested information, which, in the written opinion of its counsel, Receiving Party is legally compelled to disclose and exercise reasonable efforts to limit the extent of any such required disclosure; and

(iv)	make a reasonable effort to obtain a protective order requiring that the Confidential Information be disclosed only for limited purposes for which the order was issued. Provided that the Party receiving the order to disclose information complies with the foregoing requirements, nothing contained in this Agreement shall prohibit either Party or anyone to whom either Party supplies the Confidential Information from disclosing any portion of the Confidential Information if required by law or upon request or demand of any governmental or regulating authority having jurisdiction over them.

II.8	Breach of this Section II. Each Party hereto acknowledges that in the event of any breach or default or threatened breach or default by either Party of this Section II, the other Party may be irreparably damaged, it would be extremely difficult and impractical to measure such damage and the remedy of damages at law would be inadequate. Accordingly, each Party, in addition to any other rights and remedies available at law or in equity and without the necessity of proving actual damages or posting any bond or similar security, shall be entitled to injunctive relief including, but not limited to, specific performance, with respect to the breach or default or threatened breach or default of this Section II.

II.9	Return of Confidential Information. In the event of the expiration or earlier termination of this Agreement, the Receiving Party shall immediately discontinue all use of the Confidential Information and promptly return to Disclosing Party and leave at its disposal all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, and other documents or media containing, embodying, or incorporating the Confidential Information, including all copies of such materials; and any information prepared by the receiving Party from such Confidential Information shall be destroyed.

II.10	Survival. The obligations of confidentiality and non-use of the Confidential Information set forth in this Section II shall survive the expiration or earlier termination of this Agreement and shall apply for a term of ten (10) years from the date of this Agreement regardless of whether this Agreement is terminated by either Party.

SECTION III: RIGHTS AND OBLIGATIONS OF THE PARTIES

III.1	Basic Engineering and co-branding.

Based on its own proprietary technology and know-how, MSSA will supply Basic Engineering corresponding to the documents as per Appendix 1 to VAST SOLAR no later than 2 months after signature of this Agreement by VAST SOLAR.

VAST SOLAR will use the documents in Appendix 1 and will use its commercially reasonable efforts to replace corresponding documents previously existing in its global basic engineering for Projects. VAST SOLAR will include MSSA’s logo, tradename and detailed address as detailed in Appendix 2. MSSA’s logo, tradename and detailed address will remain on the documents listed in Appendix 1 for Projects as long as these documents are supplied by VAST SOLAR as part of any basic engineering and even after the termination of this Agreement. It is expressly acknowledged between the Parties that this doesn’t constitute an obligation for the Final User to purchase Sodium from MSSA after completion of the Project.

If, at any time during the course of this Agreement, VAST SOLAR decides to amend its Basic Engineering documents and needs a new Basic Engineering review to be done, MSSA will provide such service upon VAST SOLAR’s request and according to the terms of this Agreement. New documents will then include MSSA’s logo, tradename and detailed address as detailed in Appendix 2.

III.2	Project communication.

VAST SOLAR undertakes to communicate to MSSA, on a confidential basis as stipulated in section II, the name and detailed address including contact person, telephone number and e-mail address, of each Final User having entered into an agreement with VAST SOLAR.

MSSA will use such information only for the purpose of marketing its Sodium for the Project. MSSA will keep VAST SOLAR apprised of the status of any discussions with each Final User.

III.3	Project Detailed Engineering.

For each Project MSSA will provide supervision and technical support to VAST SOLAR or, at the election of VAST SOLAR, to the detail engineering company chosen by the Final User as described in Appendix 3. MSSA will use its best efforts to provide such services according to VAST SOLAR’s demand but when possible, a minimum prior notice of 3 months shall be given to MSSA for planning purposes.

III.4	Project Construction and Purchasing.

For each Project MSSA will provide supervision and technical support to VAST SOLAR or, at the election of VAST SOLAR, the management of the Project (the Final User or its representative ) during Purchasing and Construction phases as described in Appendix 4. MSSA will use its best efforts to provide such services according to VAST SOLAR’s demand but when possible a minimum prior notice of 3 months shall be given to MSSA for planning purposes.

III.5	Project Commissioning.

For each Project, MSSA undertakes to provide supervision and technical support to VAST SOLAR or, at the election of VAST SOLAR, the management of the Project (the Final User or its representative) during Commissioning phase as described in Appendix 5. MSSA will use its best efforts to provide such services according to VAST SOLAR’s demand but when possible a minimum prior notice of 3 months shall be given to MSSA for planning purposes.

III.6	Project Start-up.

For each Project where MSSA will be supplier of sodium to the Final User, MSSA undertakes to provide technical support as described in Appendix 6 to the Final User. MSSA will use its best efforts to provide such services according to VAST SOLAR’s demand but when possible a minimum prior notice of 3 months shall be given to MSSA for planning purposes.

Anyway in case MSSA has not been selected as one of the sodium suppliers of the Final User for the Project, this Start-up service may be supplied by MSSA at the election of VAST SOLAR, but it shall be limited to the parts of the Project that are conforming to MSSA standards.

SECTION IV: COST OF SERVICES RENDERED

IV.1	Basic Engineering services

This Basic Engineering services are already included in the Sodium Supply Agreement for the the 2 MW pilot plant of VAST SOLAR signed between the Parties.

In case further Basic Engineering services are needed for following Projects, MSSA will provide its best estimate of the work load to get VAST SOLAR prior approval.

If, at any time during its CSP technology development process, VAST SOLAR requires technical sodium support from MSSA, MSSA undertakes to provide such technical sodium support based on fees as described in Article IV.6 and IV. 7. MSSA will provide VAST SOLAR with a work load estimate for prior written approval.

IV.2	Project Detailed Engineering services

MSSA estimate the work load to be 300 man-hours.

IV.3	Project Construction and Purchasing services

MSSA estimate the work load to be 150 man-hours.

IV.4	Project Commissioning services

MSSA estimate the work load to be 100 man-hours.

IV.5	Project Start-up services

Project Start-up services are proposed only if MSSA enters into a sodium supply agreement with the Final User. In such a case, Project Start-up services shall be included in such sodium supply agreement.

If MSSA has not entered into a sodium supply agreement with the Final user, MSSA may offer Project Start-up services to VAST SOLAR, at VAST SOLAR’s request, such Project Start-up services. MSSA estimate the work load to be 50 man-hours.

IV.6	MSSA Technical Support fees

MSSA will charge VAST SOLAR Euro 100.00 / hour. If the actual work load is less than estimated work-load by more than 10%, then MSSA will charge VAST SOLAR only the actual work load hours. If the actual work load exceeds estimate due to the sole responsibility of MSSA, its negligence, default or its failure to comply with this Agreement or any agreement with Final User, MSSA will charge VAST SOLAR only the estimated work load as stated in sections IV.l to IV.5. If the actual work load exceeds the estimated work load, MSSA will advise VAST SOLAR as soon as it could be anticipated in order to mitigate the extra work load amount to be charged to VAST SOLAR.

Travel expenses will be charged at cost. Intercontinental flights in Business class, flights less than 4 hours in Economy class. Any extra charge due to changed schedule not due to MSSA will be charged as well to VAST SOLAR.

MSSA will issue a monthly invoice to VAST SOLAR stating in details work load for each project and each stage of the project. Copies of travel expenses incurred by MSSA will be enclosed.

Invoices are payable at 30 days net date of invoice. Interest on past due payments will accrue automatically at the rate of 1% per month, with part of a month being counted as a full month.

IV.7	Price revision

The fees potentially payable to MSSA in accordance with the preceding article shall be valid for the Initial Period of this Agreement. At the end of the Initial Period or any Extension Period, these fees will be revised by mutual agreement between the Parties.

If the Parties cannot find a mutual agreement, the fees will be automatically revised according to the following formula:

Where                    FEP means the new fee of the extension period.

FIP means the previous fee of the Initial Period as stated in this section IV.6.

ESY-1means the INSEE index of engineering services and technical studies reference 001565195 of the French national Statistics Institute (INSEE) of the month of October of the last year of the preceding period (for example of October 2014 for extension period 2015-2016).

ES 2012 means the INSEE index of engineering services and technical studies reference 001565195 of the French national Statistics Institute (INSEE) of October2012. ES 2012 ~ 106.8.

SECTION V: MISCELLANEOUS

V.1	Duration. This Agreement shall come into force on the date of its signature by both Parties and shall remain in force for the Initial Period.

This Agreement shall be automatically extended for the Extension Period unless it has been terminated by either Party with a prior notification of 3 (three) months.

This Agreement could be terminated by either Party in case of breach of the obligations by the other Party by giving a notice for at least 30 days specifying and requiring remedy of the breach. If at the end of the 30 day period the breach remains un-remedied, the party giving the notice may terminate the Agreement.

V.2	Continuation of Obligations. Notwithstanding the expiration or termination of this Agreement, the obligations of confidentiality stated in Section II shall remain valid and shall continue in full force and effect beyond the termination of this Agreement, pursuant to the provisions of Sections II.10.

V.3	No Damages for Termination; No Effect on Other Rights and Remedies. Neither Party shall be liable for damages of any kind as a result of properly exercising its respective right to terminate this Agreement, and termination will not affect any other right or remedy of either Party.

V.4	Exclusivity.

V.4.1	By MSSA. MSSA represents and warrants that it has not entered into any similar agreement with any other licensor for the engineering, procurement or construction of any Projects. MSSA undertakes that it will not enter any agreement with any other licensor for the engineering of Projects for the duration of this Agreement, and if this Agreement is terminated by VAST SOLAR for cause, a term of 12 months following the termination of this Agreement.

V.4.2	By VAST SOLAR. VAST SOLAR represents and warrants that it has not entered into any similar agreement with any sodium producer or sodium engineering services provider for any of the Projects. VAST SOLAR undertakes that it will not enter any agreement with any other Sodium producer or Sodium engineering services provider similar to MSSA for the Projects other than MSSA for the duration of this Agreement.

V.5	Representations and Warranties.

V.5.1	By MSSA. MSSA represents and warrants that it has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by MSSA. MSSA is not restricted or prohibited, contractually, or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, nor is MSSA’s execution and performance of this Agreement a violation or breach of any other agreement to which MSSA is a party. No consent or approval of any third party is required by virtue of the execution hereof by MSSA or the consummation of any of the transactions contemplated herein by MSSA.

V.5.2	By VAST SOLAR. VAST SOLAR represents and warrants that it has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by VAST SOLAR. VAST SOLAR is not restricted or prohibited, contractually, or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, nor is VAST SOLAR’s execution and performance of this Agreement a violation or breach of any other agreement to which VAST SOLAR is a party. No consent or approval of any third party is required by virtue of the execution hereof by VAST SOLAR or the consummation of any of the transactions contemplated herein by VAST SOLAR.

V.6	Reservation of rights. Neither this Agreement nor the disclosure or receipt of Confidential Information shall constitute or imply any agency or partnership relationship between the Parties. Both Parties understand that outside of the provisions set forth in the Sections II and III, this Agreement does not constitute a binding agreement for either Party to enter into any kind of association. This Agreement does not diminish or affect the rights and obligations that MSSA or VAST SOLAR may have (or come to have) under any written agreement, or with respect to any patent or copyright.

V.7	Expenditures. Each Party will bear its own expenditures such as internal manpower, travel expenses.

Expenditures arising out from any third party, such as for engineering, study, market survey, consultants, advisers, lawyers, etc, shall be mutually agreed upon, in writing, by both Parties prior to commitment, not later than ten (10) business days upon receipt of a pro-forma invoice by the Party consulted on such potential expenditures.

The financial burden of the expenditures arising out from any third party and mutually agreed upon by the Parties, shall be equally shared by the Parties and paid at receipt of any invoice related to such expenditures.

V.8	Relationship Created by Agreement. Each of the Parties hereto are separate and independent legal entities. Nothing herein contained shall be construed or deemed hereby to create a principal/agent relationship between the Parties or any form of partnership or joint venture.

V.9	Governing Law. This Agreement shall be construed and interpreted, and all matters arising under or in connection with it shall be resolved, according to the laws of Switzerland.

V.10	Disputes Resolution. Any disputes or controversies which may arise between the Parties in connection with this Agreement shall be finally settled by arbitration conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitration proceedings shall take place in Geneva, Switzerland and will be conducted in English. The arbitrators shall include an award the costs and expenses incurred in relation to the dispute, to the prevailing party.

V.11	Assignment. No Party shall directly or indirectly assign, sublicense or otherwise transfer any rights under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, a Party may assign, sublicense or otherwise transfer any of its rights under this Agreement in the event of its merger, corporate reorganization, or the sale of all or substantially all of its assets, provided that the assignee: (i) is not a direct competitor of the other Party; (ii) is in at least the same or better financial condition as the assigning Party; and (iii) is bound by law or written agreements to all of the obligations of the assigning Party under this Agreement. Any attempted assignment, sublicense or transfer in derogation hereof shall be null and void. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors and assigns.

V.12	Severability. If any provision in this Agreement is held to be invalid or unenforceable, the provision shall be severed from this Agreement, and the remaining provisions shall be enforced according to their terms.

V.13	Entire Agreement. This Agreement, considered together with each Exhibit, Schedule and Amendment hereto, constitutes the complete and exclusive statement of the agreement between the Parties, and all previous representations, discussions, and writings are merged in, and superseded by this Agreement.

V.14	Amendments and Waiver. No term of this Agreement may be amended, or otherwise modified without the express written approval of the Parties. If a Party should waive, in whole or part, any breach of any provision of this Agreement or any Exhibit, Schedule or Amendment hereto, such Party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

V.15	Notices. Unless otherwise agreed to by the Parties in writing, any notice required or permitted under this Agreement shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier: (i) ten (10) days after deposit with the postal service, if delivered by first class mail via airmail, postage prepaid; (ii) upon delivery, if delivered by hand; (iii) five (5) business days after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier; or (iv) two (2) business days after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid; and addressed as follows:

VAST SOLAR:

VAST SOLAR PTY LIMITED (ACN 136 258 574), [***]
[***]

Attn: Andrew Want

Function: „CEO

Tel: [***]

Mobile: [***]

Fax: Not applicable

MSSA:

MSSA

[***]

[***]

[***]

Attn: Jean-Loup BOURRIER Project Manager Tel: [***] Mobile: [***] Fax: [***]	Guillaume CHEDAL-ANGLAY Sodium Support & Services Tel: [***] Mobile: [***] Fax: [***]

e-mail: [***]

Either Party may change his or its address by giving notice of such change of address to the other Party. Mailed notices shall be deemed communicated within seven (7) days from the time of mailing if mailed as provided in this Section V.15.

V.16	Headings; Construction. The headings of the paragraphs are for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. When used in this Agreement: (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ii) the words “hereof’, “hereto”, “herein”, “hereunder” shall be deemed to refer to this Agreement generally, and not to any particular provision of the Agreement.

V.17	Counterparts. This Agreement may be executed in two or more counterparts, either by original signature or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

V.18	Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party which so requests.

V.19	No Third Party Beneficiaries. Nothing in this Agreement, expressed or implied gives any Person, other than VAST SOLAR or MSSA any right, remedy, claim under, or by reason of, this Agreement. Any covenants, stipulations, promises or agreements in this Agreement contained by or on behalf of MSSA or VAST SOLAR shall be for the sole and exclusive benefit of VAST SOLAR or MSSA.

V.20	Interpretation. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. This Agreement is composed in the English language and all interpretations shall be done exclusively in English.

V.21	Exhibits: The following Exhibits are attached to the Agreement as integral part of it:

⮚	Appendix 1: Basic Engineering services

⮚	Appendix 2: MSSA’s logo, tradename and address details

⮚	Appendix 3: Detailed Engineering services

⮚	Appendix 4: Construction and Purchasing services

⮚	Appendix 5: Commissioning services

⮚	Appendix 6: Start-up services

IN WITNESS WHEREOF, the undersigned have caused their authorized representatives to execute this Agreement as of the date first set forth below.

MSSA SAS	VAST SOLAR Pty Ltd

By Bruno GASTINNE	By Andrew WANT

/s/ Bruno Gastinne	/s/ Andrew Want
Title: President	Title: CEO

17 June 2013	16 May 2013
Date	Date

Appendix 1 - BASIC ENGINEERING REVIEW

Basic engineering consists in providing basic engineering documents related to a “skid base” sodium off-loading facility for ISO Tank Containers as referenced in the below list.

Based on basic engineering drawings, common to all customers’ projects, drawings should be adjusted according to customer’s requirements and projects specifications. MSSA will provide supervision and technical support as described in appendixes 3 to 6.

Description	NO

Appendix 2 - MSSA’S LOGO, TRADENAME AND ADDRESS DETAILS

On each page of each document related to basic engineering of any Project, VAST SOLAR will include the following logo, tradename, address details and sentence on each page or drawing, printed or electronic:

approved sodium engineering

MSSA SA.S.

Pombliere

[***]

[***]

[***]

[***]

[***]

[***]

The MSSA logo should have the same size as the VAST SOLAR logo on the documents.

The other characters should be printed in Times New Roman font.

The size of the other characters should be the same as the main part of the document and in any case not lower than Times New Roman 8.

Appendix 3 - PROJECT DETAILED ENGINEERING SERVICES

Detailed design, including sodium facility, is under the responsibility of an engineering company chosen by the Final User. MSSA provides supervision and technical support to this engineering company regarding the sodium facility design.

Engineering company undertakes to supply information, drawings or documents, in English, for the good completion of supervision and technical support by MSSA. Failure of to fulfill such obligations will raise right for MSSA to claim and delay deadlines.

Supervision and technical support during design stage consist in:

Drawings

Supervision, review and approval of the basic engineering drawings modifications for final P&ID

Supervision, review and approval of the plot drawings, equipments location plan.

Supervision, review and approval of the sodium lines isometrics

Documentation

Supply of the ISO tank specifications (main dimensions, connections features for sodium, nitrogen and oil, specifications for electrical and instrumentation, utilities balance for oil, nitrogen and electricity).

Utilities balance

Supply of the main equipments specifications and sizing: sodium pipes and rod outs, flexible hoses, sodium valves, sodium pumps, pipe and valves heat tracing, insulation, sodium gaskets, sodium instrumentation (level probe, flow meters), sodium sampler, oil heating unit

Supply of the specific design and implementation requirements of sodium equipments

Supervision and approval of the equipment modifications according to local standard and duty

MSSA sodium facility visit:

Reception at MSSA’s POMBLIERE plant (FRANCE) or, at MSSA’s option, at MSSA’s PASADENA (TEXAS) facility of 2 engineers from the engineering company for a maximum duration of 5 days including:

Plant tour and MSSA sodium loading spots overview.

Global review of advancement of the sodium facility design

Review of ISO tank containers specifications and connections

Review of the drawings and all equipments specifications

If reception of employees from the engineering company cannot be hold in MSSA’s plant during the design stage, MSSA can not be hold responsible for any misunderstanding, defect and technical issues during the construction and commissioning stages. If the meeting should be hold anywhere else, travel costs for MSSA personnel is not included and should be charged to VAST SOLAR

Supervision and technical support during design stage do not include:

Project management

Supply of all the detailed engineering drawings

Sizing of equipments (oil heating unit, pumps, heat exchanger, heating cables etc)

Supply of all the tendering packages

Distributes Control System program review

Supply of costing

Review of the company’s proposal following tender

A visit on the project site during detailed design stage.

Contribution to HAZOP or any hazard identification studies

Appendix 4 - PROJECT CONSTRUCTION AND PURCHASING SERVICES

Construction process, including sodium facility, is under the responsibility of a project lead contractor chosen by the Final User. Engineering company should provide daily assistance to the lead contractor and others company involves in the sodium facility construction. MSSA provides supervision and technical support to the engineering company or to project lead contractor on special request for the sodium facility construction.

Supervision and technical support during construction stage consist in:

Project review, technical discussions and safety concerns

Providing technological support for specific equipments and know how

Two technical visits to review advancement of the sodium facility. One of them is considered as a pre commissioning visit, to be scheduled roughly 2 months before the start up for a duration of 4 working days.

Supervision and technical support during construction stage do not include:

Daily supervision construction works

Implementation of the modifications required

Supply of any equipments. In the event of a specific equipment is required by the Final User, MSSA will pass a proposal on. This proposal should be approved and a purchase order send to MSSA prior delivering of any equipment.

Appendix 5 - PROJECT COMMISSIONING

Commissioning, including sodium facility, is under the responsibility of VAST SOLAR. VAST SOLAR should provide daily assistance to the lead contractor and other companies involved in the sodium facility construction. MSSA provides supervision and technical support to VAST SOLAR or to Final User for the sodium facility commissioning.

Supervision and technical support during commissioning consist in a 8 working days visit including:

Project review: tests and control of equipments

Development of standard instructions for containers unloading and sodium transfers

Technical and safety assessments

Training of customers employees over sodium properties and safety

Training of customers employees over sodium handling including maintenance and sodium disposal.

Fire drills

Supervision and technical support during construction stage do not include:

Additional visits because of delays or defects highlighted by MSSA during detailed design or construction stages.